UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2009

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP

(Exact name of Registrant as specified in its charter)

Delaware	0-14187	94-2940208
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties/3, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP/3 Sandpiper, LLC, a Delaware limited liability company (the “Company”), which owns Sienna Bay Apartments (“Sienna Bay”), a 276-unit apartment complex located in St. Petersburg, Florida. As previously disclosed, on August 14, 2009 (the “Effective Date”), the Company entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, DT Group Development, Inc., a California corporation (the “Purchaser”), to sell Sienna Bay to the Purchaser for a total sales price of $16,850,000. The Purchaser also entered into a purchase and sale contract (the “Related Agreement”) with an entity (the “Related Seller”) affiliated with the Registrant’s general partner. The Registrant, the Related Seller and the Purchaser agreed that a default by any party under the Related Agreement would be deemed a default under the Purchase Agreement. A termination of the Related Agreement for any reason is also deemed a termination of the Purchase Agreement.

As previously disclosed, on October 8, 2009, November 10, 2009, and November 12, 2009, the Company and the Purchaser entered into amendments to the Purchase Agreement pursuant to which the closing date was extended from October 13, 2009 to December 14, 2009 and an additional deposit of $250,000 that originally was due on or before November 10, 2009 was modified to become a non-refundable deposit due on or before November 20, 2009.

On November 25, 2009, the Company and the Purchaser entered into a Fourth Amendment to the Purchase and Sale Contract (the “Fourth Amendment”) pursuant to which the parties agreed to reduce the additional deposit of $250,000 to $200,000 and extend the deposit due date from November 20, 2009 to December 2, 2009.

On December 11, 2009, the Company and the Purchaser entered into a Fifth Amendment to the Purchase and Sale Contract (the “Fifth Amendment”) pursuant to which the Purchaser agreed to pay an additional deposit of $55,000 to the escrow agent at the earlier of (1) the closing of the sale of the property in the Related Agreement or (2) December 29, 2009, at which time the deposit under the Related Agreement will be added to the deposit under the Purchase Agreement for a total non-refundable deposit of $1,080,000 and the deposit will be released to the Company at that time.  In addition, the closing date was further extended from December 14, 2009 to February 19, 2010 with the Purchaser receiving a credit against the sale price at closing in the amount of the non-refundable deposit of $1,080,000.

This summary of the terms and conditions of the Fourth and Fifth Amendments is qualified in its entirety by reference to the Fourth and Fifth Amendments, copies of which are attached hereto as exhibits.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.89       Fourth Amendment to Purchase and Sale Contract between CCIP/3 Sandpiper, LLC, a Delaware limited liability company and DT Group Development, Inc., a California corporation, dated November 25, 2009.

10.90       Fifth Amendment to Purchase and Sale Contract between CCIP/3 Sandpiper, LLC, a Delaware limited liability company and DT Group Development, Inc., a California corporation, dated December 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP

By:  ConCap Equities, Inc.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: December 17, 2009